Exhibit A


                                CSW Energy, Inc.
                                  Balance Sheet
                                December 31, 1999
                                   (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                               $7,057
   Accounts receivable                                     13,471
   Prepaid expenses                                         6,943
                                                          --------

          Total current assets                             27,471


Investments In and Advances to Energy Projects            135,295

Notes Receivable - Affiliate                               8,624

Other Assets
  Construction in progress and project development costs   19,317
  Property, Plant, and Equipment, net                     251,426
  Other - net                                               5,862
                                                          --------

          Total other assets                              276,605
                                                          --------

             Total assets                                 $447,995
                                                          ========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                       $19,369
   Accrued liabilities and other                            7,757
                                                          --------

          Total current liabilities                        27,126

Long Term Debt                                            199,928

Deferred Income Taxes                                      46,958

Other                                                      12,935
                                                          --------

          Total liabilities                               286,947


Minority Interest                                              66

Shareholder's Equity
   Common stock                                                 1
   Additional paid-in-capital                             108,139
   Accumulated retained earnings                           52,842
                                                          --------

          Total shareholder's equity                      160,982
                                                          --------

             Total liabilities and shareholder's equity   $447,995
                                                          ========